Exhibit 23.4


                     CONSENT OF SGS LAKEFIELD RESEARCH LTD.

         We hereby consent to the incorporation by reference in this Annual Report (Form 40-F) of Crystallex International Corporation (the "Company") of references to and a summary of those sections prepared by us in (i) the feasibility study completed by us and other independent consultants in September 2003 entitled "Las Cristinas Project, Feasibility Study, September 2003 (20,000 t/d Feasibility Study)" and (ii) the development plan completed by us and other independent consultants in August 2005 entitled "Development Plan--2005, Update to the Feasibility Study Issued September 2003 (Development
Plan)" (collectively, the "Incorporated Information"), included in the Annual Information Form for the Company for the fiscal year ended December 31, 2006.

         We also hereby consent to the incorporation by reference of the Incorporated Information into all of the Company's outstanding registration statements on Forms F-2, F-3, F-10 and S-8 that have been filed with the Securities and Exchange Commission.

         Dated this 29th day of March, 2007.

                                                    SGS LAKEFIELD RESEARCH LTD.


                                                    /s/ CHRIS A. FLEMING
                                                    --------------------------
                                                    Chris A. Fleming
                                                    Vice President, Global
                                                      Mutallurgy